As filed with the Securities and Exchange Commission on August 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BRAGG GAMING GROUP INC.
(Exact name of Registrant as specified in its charter)
Canada (Province or other Jurisdiction of Incorporation or Organization)	7379 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if any)
130 King Street West, Suite 1955
Toronto, Ontario M5X 1E3
Canada
(647) 800-2282
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302)-738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Richard Raymer James Guttman Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place 161 Bay Street Suite 4310 Toronto, ON M5J 2S1 (416) 367-7388	Ronen Kannor Bragg Gaming Group Inc. 130 King Street West, Suite 1955 Toronto, Ontario M5X 1E3 Canada (647) 800-2282	Curtis Cusinato Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4 Canada (416) 863-1200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):
A. ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒
at some future date (check appropriate box below)

1. ☐
pursuant to Rule 467(b) on (           ) at (           ) (designate a time not sooner than seven calendar days after filing).

2. ☐
pursuant to Rule 467(b) on (           ) at (           ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (           ).

3. ☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares
Debt Securities
Subscription Receipts
Warrants
Convertible Securities
Units
Total	$390,850,000	$390,850,000	$42,642

(1)
There are being registered under this registration statement such indeterminate number of common shares, debt securities, subscription receipts, warrants, convertible securities or units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed Cdn.$500,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement. On August 19, 2021, the daily rate of exchange for one Canadian dollar as expressed in United States dollars, as reported by the Bank of Canada, was Cdn.$1.00 = US$0.7817.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under the legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Bragg Gaming Group Inc. at 130 King Street West, Suite 1955, Toronto, Ontario M5X 1E3, telephone (647) 800-2282, and are also available electronically at www.sedar.com.
Short Form Base Shelf Prospectus
New Issue and/or Secondary OfferingMay 4, 2021
BRAGG GAMING GROUP INC.
$500,000,000
Common Shares
Debt Securities
Subscription Receipts
Warrants
Convertible Securities
Units
Bragg Gaming Group Inc. (the “Company” or “Bragg”) may from time to time offer and issue the following securities: (i) common shares (“Common Shares”); (ii) unsecured debt securities (“Debt Securities”), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (iii) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (iv) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); (v) securities convertible into or exchangeable for Common Shares and/or other securities of the Company (“Convertible Securities”); and (vi) securities comprised of more than one of the Shares, Debt Securities, Subscription Receipts, Warrants and/or Convertible Securities offered together as a unit (“Units”), or any combination thereof, having an initial offering price of up to $500,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains effective.
This Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Canada Business Corporations Act, that most of its directors and officers reside principally in Canada, that some or all of the Underwriters or experts named in the Registration
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Statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.
Prospective investors should be aware that the acquisition of the Securities (as defined below) may have tax consequences. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The Common Shares, Debt Securities, Subscription Receipts, Warrants, Convertible Securities and Units (collectively, “Securities”) offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). One or more securityholders of the Company may also offer and sell Securities under this Prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Secondary Offering by Selling Securityholders”.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The offerings are subject to approval of certain legal matters on behalf of the Company by Bennett Jones LLP.
The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, offering price (in the event the offering is a fixed price distribution), manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the option of the holder, any exchange or conversion terms, and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, offering price, terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company, and any other specific terms; (iv) in the case of Warrants, the number of Warrants offered, offering price, terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other securities of the Company, and any other specific terms; and (vi) in the case of Units, the number of Units offered, offering price, terms of the underlying Common Shares, Debt Securities, Subscription Receipts, Warrants and/or Convertible Securities, and any other specific terms.
This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Company, or any Selling Securityholders, may offer and sell the Securities to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to the Company or the Selling Securityholders and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
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This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”)), unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer who is involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number of principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
The Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the symbol “BRAG”, on the OTCQX under the symbol “BRGGF”, and on the Frankfurt Stock Exchange under the symbol “SL4A:FRA”.
Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants, Convertible Securities and Units will not be listed on any securities exchange. There is currently no market through which Securities other than Common Shares may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.
An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.
No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Company’s business, financial condition, results of operations and prospects may have changed since such date.
Richard Carter (Chief Executive Officer and Director), Ronen Kannor (Chief Financial Officer), Matevž Mazij (Director and Promoter), and Lara Falzon (Director) each reside outside of Canada. Mr. Carter, Mr. Kannor, Mr. Mazij, and Ms. Falzon appointed the following agents for service of process:
Name of Person	Name and Address of Agent
Richard Carter	Bennett Jones LLP, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4,
Ronen Kannor	Bennett Jones LLP, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4,
Matevž Mazij	LaBarge Weinstein LLP, 321 Water Street, Suite 501 Vancouver, British Columbia V6B 1B8
Lara Falzon	Bennett Jones LLP, 100 King Street West, Suite 3400, Toronto, Ontario M5X 1A4,
Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
The head and registered office of the Company is located at 130 King Street West, Suite 1955, Toronto, Ontario, M5X 1E3.

ABOUT THIS PROSPECTUS
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and should not rely only on certain parts of the information contained in this Prospectus to the exclusion of the remainder. The Company has not authorized anyone to provide the reader with different or additional information. If anyone provides you with additional, different or inconsistent information, including information or statements in articles about the Company or through other forms of media, readers should not rely on it. The information contained on https://www.bragg.games/ is not intended to be included in or incorporated by reference herein and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. The Company is not making an offer of the Securities described in this Prospectus in any jurisdiction in which the offering of such Securities is not permitted. Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, regardless of the time of delivery of this Prospectus or of any sale of the Securities pursuant thereto. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by applicable securities laws. Any market data or other industry forecasts used in this Prospectus or the documents incorporated by reference herein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable but the accuracy and completeness of such information is not guaranteed. The Company has not independently verified such information and does not make any representation as to the accuracy of such information.
EXCHANGE RATE DATA
Except as otherwise indicated in this Prospectus or any Prospectus Supplement, references to “Canadian dollars”, “$”, or “C$” are to the currency of Canada, references to “U.S. dollars” or “US$” are to the currency of the United States, references to “GBP” or “£” are to the currency of the United Kingdom and references to “EUR” or “€” are to European Euros.
The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada (in the case of the rates for the year ended December 31, 2020 and the year ended December 31, 2019, based on the daily average rates as reported by the Bank of Canada as being in effect at approximately 4:30 p.m. (Eastern time) on each trading day).
	Year Ended December 31, 2020	Year Ended December 31, 2019
High	1.4496	1.3600
Low	1.2718	1.2988
Average rate per period	1.3415	1.3269
Rate at end of period	1.2732	1.2988
As of the date of filing of this Prospectus, the last available indicative rate of exchange posted by the Bank of Canada was on May 3, 2021. Such indicative rate of exchange for conversion of U.S. dollars into Canadian dollars was US$1.00 equals C$1.23.
The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for one Euro, expressed in Canadian dollars, published by the Bank of Canada (in the case of the rates for the year ended December 31, 2020 and the year ended December 31, 2019, based on the daily average rates as reported by the Bank of Canada as being in effect at approximately 4:30 p.m. (Eastern time) on each trading day).
	Year Ended December 31, 2020	Year Ended December 31, 2019
High	1.5851	1.5441
Low	1.4282	1.4438
Average rate per period	1.5298	1.4856
Rate at end of period	1.5608	1.4583

As of the date of filing of this Prospectus, the last available indicative rate of exchange posted by the Bank of Canada was on May 3, 2021. Such indicative rate of exchange for conversion of Euros into Canadian dollars was €1.00 equals C$1.48.
The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for one GBP, expressed in Canadian dollars, published by the Bank of Canada (in the case of the rates for the year ended December 31, 2020 and the year ended December 31, 2019, based on the daily average rates as reported by the Bank of Canada as being in effect at approximately 4:30 p.m. (Eastern time) on each trading day).
	Year Ended December 31, 2020	Year Ended December 31, 2019
High	1.7835	1.7743
Low	1.6733	1.5955
Average rate per period	1.7199	1.6945
Rate at end of period	1.7381	1.7174
As of the date of filing of this Prospectus, the last available indicative rate of exchange posted by the Bank of Canada was on May 3, 2021. Such indicative rate of exchange for conversion of GBP into Canadian dollars was £1.00 equals C$1.71.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, regarding future business decisions, are subject to change. Such statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “would”, “intend”, or “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of historical fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company is unable to guarantee future results, levels of activity, performance or achievements. Moreover, the Company nor any other person assumes responsibility for the outcome of the forward-looking statements. Many of the risks and other factors are beyond the control of the Company which could cause results to differ materially from those expressed in the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein. The risks and other factors include, but are not limited to:
•
new and emerging markets;

•
regulatory landscape in significant jurisdictions in which the Company operates;

•
the plans, costs, and timing for future research and development of the Company’s current and future technologies, including additional platforms;

•
competition and changes in the competitive landscape;

•
projections of market prices and costs;

•
prices and price volatility of the Company’s products;

•
expected revenues and the ability to attain profitability;

•
expectations regarding the ability to raise capital on acceptable terms;

•
currency, exchange and interest rates;

•
reliance on top customers and key personnel and employees;

•
the Company’s management and protection of intellectual property and other proprietary rights;

•
changes in, or in the interpretation of, legislation with respect to the Company’s tax liabilities;

•
changes in taxation regimes;

•
money laundering and fraudulent activity;

•
deriving revenue from players located in jurisdictions in which the Company does not hold a license, and the impact of customers’ operations in unregulated or prohibited jurisdictions;

•
reliance on strategic alliances and relationships with third party network infrastructure developers and service platform vendors;

•
risks related to COVID-19, including travel restrictions, border closures, nonessential business closures, quarantines, self-isolations, shelters-in-place and social distancing;

•
various recommendations, orders and measures of governmental authorities to try to limit the pandemic;

•
the costs and potential impact of obtaining all necessary regulatory approvals, and complying with existing and proposed laws in a heavily regulated industry;

•
disruptions to markets, economic activity, financing, and supply chains, and a deterioration of general economic conditions including a possible national or global recession; and

•
the other factors discussed under “Risk Factors” in the AIF.

Readers are cautioned that the foregoing list of factors is not exhaustive and that additional information on these and other factors that could affect the Company’s operations or financial results is discussed in this Prospectus and certain of the other documents on file with Canadian securities regulatory authorities and incorporated by reference herein. Copies of these documents are available electronically under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. The above summary of assumptions and risks related to forward-looking statements is included in this Prospectus and the documents incorporated by reference herein in order to provide readers with a more complete perspective on the future operations of the Company. Readers are cautioned that this information may not be appropriate for other purposes.
Risks involving the Securities and the Company are discussed under the heading “Risk Factors” in this Prospectus and in the AIF (as defined under the heading “Documents Incorporated by Reference” in this Prospectus). With respect to forward-looking statements contained in this Prospectus and the documents incorporated by reference herein, the Company has made assumptions regarding, among other things: present and future business strategies; the impact of increasing competition; conditions in general economic and financial markets; the environment in which the Company will operate in the future, including the ability to obtain services and supplies in a timely manner to carry out the Company’s activities; current technology; cash flow; future exchange rates; timing and amount of capital expenditures; effects of regulation by governmental agencies; future operating costs; and the Company’s ability to obtain financing on acceptable terms.
The forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are expressly qualified by this cautionary statement. The Company is not under any duty to update or revise any of the forward-looking statements except as expressly required by applicable securities laws.
FINANCIAL INFORMATION AND CURRENCY PRESENTATION
The financial statements of the Company incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are reported in Canadian dollars. All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated.

ENFORCEMENT OF LEGAL RIGHTS
Certain of the Company’s officers and directors, reside outside of Canada. Although the Company’s head and registered office is in Canada, it may not be possible for investors to effect service of process within Canada upon our directors or officers. In addition, it may not be possible to enforce against us or the Company’s directors or officers judgments obtained in courts in Canada predicated on the civil liability provisions of applicable securities laws of Canada.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the Company at 130 King Street West, Suite 1955, Toronto, Ontario M5X 1E3, by telephone at (647) 800-2282, and are also available on SEDAR at www.sedar.com. The filings of the Company through SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of the Company dated March 25, 2021 for the year ended December 31, 2020 (the “AIF”);

(b)
the audited consolidated financial statements for the years ended December 31, 2020 and 2019, together with the independent auditor’s report thereon (the “Annual Financial Statements”);

(c)
the management discussion and analysis for the years ended December 31, 2020 and 2019;

(d)
the management information circular dated March 26, 2021 in respect of its annual general and special meeting to be held on April 28, 2021; and

(e)
the material change reports of the Company dated January 15, 2021, January 25, 2021, April 5, 2021 (the “April 5 Material Change Report”), and April 30, 2021.

Any material change reports (excluding confidential material change reports), annual information forms, annual financial statements and the auditor’s report thereon and related annual management discussion & analysis (“MD&A”), interim financial statements and related interim MD&A, management information circulars, business acquisition reports, any news release issued by the Company that specifically states it is to be incorporated by reference in this Prospectus, and any other documents as may be required to be incorporated by reference herein under applicable Canadian securities laws which are filed by the Company with a securities commission or any similar authority in Canada after the date of this Prospectus, during the 25-month period this Prospectus remains valid, shall be deemed to be incorporated by reference into this Prospectus.
Upon new interim financial statements and related interim MD&A of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial statements and related interim MD&A of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related annual MD&A of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related annual MD&A of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new AIF of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous AIF; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new AIF is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new AIF is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company’s financial year in respect of which the new AIF is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific variable terms in respect of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, replaced or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. The modifying, replacing or superseding statement need not state that it has modified, replaced or superseded a prior statement or include any other information set forth in the document that it modifies, replaces or supersedes. The making of such a modifying, replacing or superseding statement shall not be deemed an admission for any purposes that the modified, replaced or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified, replaced or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified, replaced or superseded.
WHERE YOU CAN FIND MORE INFORMATION
The Company may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of $500,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be). Each time the Company sells Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
The Company files annual and quarterly financial information and material change reports and other material with the securities regulatory authorities in each of the provinces and territories of Canada. Prospective investors may read and download any public document that the Company has filed with the securities commissions or similar authorities in each of the provinces and territories of Canada on SEDAR at www.sedar.com.
SUMMARY DESCRIPTION OF THE BUSINESS
Overview
The Company, through its principal subsidiary Oryx Gaming International LLC (“Oryx”), is a turnkey gaming solution supplier, and provides a business-to-business (“B2B”) cross channel gaming platform technology, product delivery platform, casino content, managed sportsbook, lottery and managed services. The Company has one reportable operating segment in its continuing operations, “B2B online gaming”, which is operated through Oryx. Oryx is a turnkey B2B online gaming solution provider, which offers a one-step solution adaptable to various gaming markets and legislative environments. Along with its proprietary content, Oryx’s content aggregator combines casino, slots, live dealer, lottery, virtual sports, and instant-win game content from gaming content providers.
For a discussion of the business of the Company, a prospective investor should read the entire Prospectus, including the AIF and all other documents incorporated by reference.

Recent Developments
Share Consolidation
On April 29, 2021, the Company completed a share consolidation on the basis of a consolidation ratio of 10:1. The Common Shares are expected to commence trading on the Toronto Stock Exchange on a post-consolidation basis at the open of trading on May 5, 2021. All figures set out in this Prospectus relating to a number, value or price of Common Shares have been adjusted to reflect the 10:1 consolidation.
Management Changes
As disclosed in the April 5 Material Change Report, Richard Carter was appointed as Chief Executive Officer of the Company on May 1, 2021. As of May 3, 2021, board member Paul Godfrey will assume the role of Chair of the Board and board member Lara Falzon will move to the role of Audit Committee Chair.
Regulatory Environment and Regulatory Framework
Prospective investors should also refer to the entire Prospectus, including the AIF and all other documents incorporated by reference, for a summary of the regulatory environment and regulatory framework in material jurisdictions in which the Company operates.
International Regulatory Matters
The regulation of the German online gambling market has been predicted to change since 2012. In 2012, the 16 federal states of Germany passed the German Interstate Treaty on Gambling, 2012/2020 (Interstate Treaty, commonly abbreviated as: IST 2012/2020), which sets out the main objectives and core elements of German gambling regulation. The Interstate Treaty had the intention of permitting sports betting in the regulated market for the first time. The new regulation is expected to come into force in July 2021 and it will lift the prohibition on online casino, slots, and poker games. It will also allow for the registration of an unlimited number of sports betting providers, as well as a limited number of online casino providers. However, the state lottery monopoly will remain in operation in the new model. While a large portion of our revenue is derived from German-facing operations, the Company has achieved growth outside of Germany, and is in the process of diversifying its exposure to any single market. The Company has been planning for the shift to state licenses since the transition period began in October 2020. Though the German market will introduce certain restrictions, such as stake limits, live-streaming limits, and limits on commercial advertising, the Company expects its model to continue to provide a fulfilling experience for end-users and expectations and guidance for 2021 remain unchanged.
Canadian Regulatory Matters
Part VII of the Criminal Code of Canada (the “Code”) sets forth prohibitions against gambling and exceptions to those prohibitions. The principal exemption from the general prohibitions against activities relating to conducting and managing gambling activities is for gambling that is conducted and managed by the provincial governments. Where gambling occurs within the ambit of the Code’s exemptions, that gambling is regulated by provincial governments.
Various sections of Part VII of the Code make the provision of all gambling activities illegal, including the aiding and abetting of the provision of such gambling, throughout Canada. The Code provides that only the provincial governments may conduct and manage gambling that is operated on or through a computer or video device, which strongly implies that online gambling may only be offered to customers in Canada by provincial governments, and that private entities that conduct and manage online gambling operations within Canada are subject to the prohibitions in the Code.
The Code also contains provisions to combat money laundering. Under the Code, anyone who knowingly, or with belief, deals with money or property obtained as a result of a designated offence, with intent to conceal or convert that property or proceeds, is guilty of an offence.
The applicability of the various offences in Part VII of the Code depends to a great extent on the nature of the specific gaming or betting activity itself, ancillary and related activities, and limitations on the applicability of the Code to activities outside Canada. Whether the Code applies to activities carried out from offshore is not a settled matter of law. To date, there have been no prosecutions involving either a “truly” offshore online gambling B2C operator (i.e., where the operator’s only connection to Canada is the location of end users) or a B2B that provides support services to such a B2C. Accordingly, there is no established precedent that a court can apply to a “truly” offshore online gambling B2C operator or a B2B providing services in support of its operations. Thus, the question of what test would ultimately be used by the courts in such circumstances remains open to debate.
The “real and substantial connection” test first set out in the Supreme Court of Canada decision in Libman v. R. is the test most likely to be used. This test provides that Canadian criminal law extends to activities carried out from outside Canada where those activities have a “real and substantial connection” to Canada. The Canadian courts have applied this principle to online activities in a manner which indicates that the location of customers of an online gambling B2C in Canada would likely be sufficient to bring its activities and those of a B2B providing services in support of its operations within the jurisdiction of the Canadian courts.
The Company, through Oryx, maintains and regularly updates a restricted territories list for jurisdictions where gambling or interactive gaming is prohibited, which includes Canada. Some jurisdictions prohibit gaming in all or certain forms. In addition, by statute or other operation of law, certain jurisdictions provide a termination right available to a gaming licensee if a party to a contract is determined to be unfit for the gaming industry. Oryx does not market its offerings in jurisdictions where there are prohibitions that clearly apply to its activities and the business models it has adopted.
CAPITALIZATION OF THE COMPANY
Other than as set out below, since December 31, 2020, the date of the Annual Financial Statements, there have been no material changes in the Company’s share and loan capital on a consolidated basis. The table should be read in conjunction with the Annual Financial Statements which are incorporated by reference into this Prospectus as well as the other disclosure in this Prospectus.
	As at December 31, 2020(1)(2)(3)
	Before giving effect to the Capital Transactions	After giving effect to the Capital Transactions(4)(5)(6)(7)
Share capital	$97,244	$154,747
Common shares	13,111,248	19,823,814
Cash	$40,740	$41,538
Shares to be issued	$35,287	nil
Warrants	$2,563	nil
Broker warrants	$623	$59
Deferred and contingent consideration	$17,982	nil

Notes:
(1)
Dollar Amounts in thousands.

(2)
Presented in Canadian dollars after conversion from Euros based on the exchange rate reported by the Bank of Canada on December 31, 2020.

(3)
All amounts are adjusted to reflect the completion of the Company’s share consolidation on April 29, 2021, on the basis of a consolidation ratio of 10:1. See “Summary Description of the Business — Recent Developments — Share Consolidation”.

(4)
On January 13, 2021, the Company completed a non-brokered private placement offering comprised of 247,934 Common Shares at a price of C$12.10 per share for aggregate gross proceeds of C$2,999,995 and net proceeds of C$2,970,875 (the “Private Placement”). All of the proceeds of the Private Placement were used for general working capital purposes and to develop and commercialize new products.

(5)
On January 18, 2021, the Company satisfied its earn-out obligations to K.A.V.O. Holdings Limited via a combination of cash and Common Shares of the Company. Cash paid totalled €11,597,984 (approximately C$17,888,730) (“Earn-Out Cash Payment”), of which €11,520,968 (approximately C$17,769,940) fully settled deferred and contingent consideration payable (composed of a cash portion of €10,547,761, and the balance being the amount of accounts receivable of €973,207 that K.A.V.O. Holdings Limited was entitled to), €52,016 (approximately C$80,230) settled interest payable, and €25,000 (approximately C$38,560) settled legal fees. A total of 4,700,000 Common Shares of the Company were issued to the vendor with a recorded fair-value as at December 31, 2020 of €22,000,000 (approximately C$34,337,600) (the “Earn-Out Payment”). The Company’s short form prospectus dated November 13, 2020 in respect of the offering of 2,571,500 units disclosed that $16,000,000 of proceeds from that offering were expected to be used for the Earn-Out Cash Payment. The variance of $1,888,730 from that disclosure is due to the additional receivables that were paid (or collected by) K.A.V.O. and interest accrued on the outstanding balance of the Earn-Out Payment.
(6)
On January 21, 2021, the Company announced that it elected to exercise its right under the terms of a warrant indenture dated November 18, 2020 governing certain outstanding warrants of the Company issued on November 18, 2020 to accelerate the expiry date of the warrants. Accordingly, the Company gave notice to all registered warrant holders that the expiry date for the warrants was accelerated to February 22, 2021. During the period from January 1, 2021 to February 22, 2021 a total of 1,554,082 warrants were exercised for cash receipts of C$15,540,822 and a total of 160,547 broker warrants were exercised for cash receipts of C$1,123,742 (together with the Private Placement, exercise of restricted share units and the Earn-Out Payment, the “Capital Transactions”). 4,703 of outstanding warrants expired resulting in a warrants balance of nil after giving effect to the Capital Transactions.

(7)
On January 4, 2021 the Company issued 50,000 Common Shares for the exercise of 50,000 restricted share units with a recorded fair value of C$410,000.

SECONDARY OFFERING BY SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of a secondary offering by or for the account of certain Selling Securityholders. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:
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the name or names of the Selling Securityholders;

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the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

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the number or amount of Securities being distributed for the account of each Selling Securityholder;

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the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

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whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

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if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities;

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if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

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if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and

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all other information that is required to be included in the applicable Prospectus Supplement.

DESCRIPTION OF THE SHARE CAPITAL
The authorized capital of the Company consists of an unlimited number of Common Shares. As at May 3, 2021, there were 19,823,814 Common Shares issued and outstanding. As at May 3, 2021, there were also (i) options to acquire 1,225,271 Common Shares, 115,000 restricted share units, 120,000 performance shares units and 253,800 deferred share units granted under the Company’s Omnibus Equity Incentive Plan; and (ii) 16,886 broker warrants issued and outstanding, each broker warrant convertible to one Common Share and one half of one warrant with an exercise price of C$7.00. These figures reflect the 10:1 consolidation described under “Summary Description of the Business — Recent Developments — Share Consolidation”.
USE OF PROCEEDS
Under the Prospectus and applicable Prospectus Supplements, the Company may from time to time offer and issue Securities having an initial offering price of up to $500,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be), at any time during the 25-month period that this Prospectus remains effective. One or more Selling Securityholders may also offer and sell Securities under this Prospectus. Each Prospectus Supplement will contain full and specific information concerning the use of proceeds from the sale of Securities. The Company will not receive any proceeds from any sale of Securities by a Selling Securityholder.
Management anticipates that the online gaming industry will undergo significant growth and consolidation over the next few years. The Company has also recently experienced significant growth. Bragg’s revenue for the period of 12 months ended December 31, 2020 increased from the same period in the previous year by 74.6% continuing solid quarterly growth momentum since the first quarter of 2019. Over the past two years the Company has increased its customer base by over 300% through organic growth. Given the Company’s growth, it up-listed to the TSX from the TSX Venture Exchange in January 27, 2021.
Bragg intends to continue growing and diversifying its global footprint, and to pursue a significant acquisition strategy to achieve this goal. The Company plans to use the net proceeds of sales of Securities to fund growth and expansion in its core European markets and to accelerate growth in the North American market (subject in each case to applicable gaming laws and regulations and the receipt of relevant licenses and approvals). In order to continue organic growth from its existing customer base and to onboard new strategic customers in various jurisdictions, the Company’s growth plan also contemplates continued investment in product development; including enhancing features and functionality; operations; infrastructure and systems; and additional investments in marketing and user support.
At this time, the Company is involved in discussions and preliminary due diligence with a number of possible targets. Generally, the nature of the targets’ business is remote gaming server platforms, game content, and remote gaming technology, and is substantially similar to Bragg’s current business as a turnkey gaming solution supplier of B2B cross channel gaming platform technology, product delivery platforms, casino content, managed sportsbooks, lottery, and managed services. The Company has also entered separate letters of intent with three possible targets and is advancing due diligence. The letters of intent are non-binding expressions of interest only and do not create any obligation of the parties to complete a transaction. As of the date hereof, the Company does not currently anticipate that any of the foregoing proposed acquisitions, if completed, would constitute a significant acquisition for the purposes of Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations. There is no assurance any of these transactions will be completed.
The use of the net proceeds of any sale of Securities to fund the Company’s growth and expansion of operations is subject to change due to the influence of many evolving variables, including the enactment and enforcement of gaming legislation and regulations, negotiation of market access, applications for direct licensure and the receipt of required licenses and other regulatory approvals. As a result, the Company cannot definitively provide details with respect to timing or specific uses of the net proceeds of any sale of Securities, nor has it specifically allocated the net proceeds among the purposes described in this section as at the date of this Prospectus. Such decisions will depend on market and competitive factors, as described herein, as they evolve over time.
The Company may, from time to time, also issue securities (including Securities) other than pursuant to this Prospectus, including by accessing capital markets outside of Canada.
Although the Company intends to expend the net proceeds from the sale of Securities as set forth above, there may be circumstances where for sound business reasons, a reallocation of funds becomes prudent or necessary, and such use of proceeds may vary materially from that set forth above. See “Risk Factors”.
PLAN OF DISTRIBUTION
The Company and/or the Selling Securityholders may sell the Securities, separately or together, to or through one or more underwriters or dealers purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated from time to time. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in

NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities. The Company may only sell Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.
The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including: the initial offering price (in the event the offering is a fixed price distribution); the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution); the net proceeds to the Company and/or Selling Securityholder, if any; to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents; and any other material terms.
Only underwriters so named in an applicable Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. If, in connection with an offering of Securities at the initial offering price(s), the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price(s) fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price(s) may be decreased and thereafter further changed from time to time, to an amount not greater than the initial public offering price(s) fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price(s) paid by purchasers is less than the gross proceeds paid by the underwriters to the Company and/or Selling Securityholders. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters and agents may, from time to time, purchase and sell the Securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the Securities or liquidity on the secondary market if one develops. From time to time, underwriters and agents may make a market in the Securities.
If underwriters purchase Securities from the Company as principal or from any Selling Securityholders, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities as principal will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or paid to underwriters, dealers or agents may be changed from time to time.
The Securities may also be sold directly by the Company, pursuant to applicable statutory exemptions, at such prices and upon such terms as agreed to by the Company and the purchaser (in which case no underwriter or agent would be involved) or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.
The Company may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company or any Selling Securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general funds of the Company or any Selling Securityholder. The Company may use underwriters or agents with whom it has a material relationship and, if so, it will name the underwriter or agent and the nature of any such relationship in the Prospectus Supplement. In addition, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Secondary Offering by Selling Securityholders”.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company or any Selling Securityholders to indemnification by the Company and/or Selling Securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Any offering of Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, no Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units will be listed on any securities exchange. Certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.
In connection with any offering of Securities, other than an “at-the-market distribution”, underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.
No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
DESCRIPTION OF SECURITIES
Common Shares
The Company is authorized to issue an unlimited number of Common Shares. Holders of Common Shares are entitled to receive notice of and attend all meetings of the shareholders of Company and to one vote per Common Share on all matters upon which holders of Common Shares are entitled to vote at such meetings of shareholders.
The holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company (the “Board”). The Company has not paid dividends and currently intends to reinvest all future earnings to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Common Shares in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends and any other factors that the Board deems relevant. The Company is not bound or limited in any way to pay dividends in the event that the Board determined that a dividend was in the best interest of its shareholders. In addition, in the event of a liquidation, dissolution or winding-up or other distribution of assets among shareholders, the holders of Common Shares will be entitled to share pro rata in the distribution of the balance of the assets of the Company.
All of the Common Shares are fully paid and non-assessable and are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.
Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in the Company’s bylaws and the Canada Business Corporations Act. Generally speaking, substantive changes to the authorized share structure require the approval of our Shareholders by special resolution (at least two-thirds of the votes cast).
Common Shares may be offered separately or together with Debt Securities, Subscription Receipts, Warrants or Convertible Securities (see “Units”).
Debt Securities
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to all Debt Securities.
The Debt Securities will be direct unsecured obligations of the Company and will be senior or subordinated indebtedness of the Company, as described in the relevant Prospectus Supplement.
The Debt Securities will be issued under one or more trust indentures between the Company and a trustee determined by the Company in accordance with applicable laws, as supplemented and amended from time to time. The applicable Prospectus Supplement will include, as applicable, disclosure regarding: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars); (iii) the percentage of the principal amount at which such Debt Securities will be issued; (iv) the date or dates on which such Debt Securities will mature; (v) the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (vi) the dates on which interest will be payable and the record dates for such payments; (vii) the debenture trustee under the trust indenture pursuant to which the Debt Securities are to be issued; (viii) any redemption term or terms under which such Debt Securities may be defeased; (ix) whether such Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) any exchange or conversion terms; (xi) whether such Debt Securities will be subordinated to other liabilities of the Company; and (xii) any other specific terms.
Debt Securities may be offered separately or together with Common Shares, Subscription Receipts, Warrants or Convertible Securities (see “Units”).
Subscription Receipts
The following sets forth certain general terms and provisions of the Subscription Receipts. The specific terms of the Subscription Receipts as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to the Subscription Receipts as described in a Prospectus Supplement.
The Subscription Receipts will be issued under a subscription receipt agreement. The following sets forth certain general terms and provisions of the Subscription Receipts. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities of the Company that may be issued or delivered upon exchange of each Subscription Receipt; (v) certain material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (vi) any other material terms and conditions of the Subscription Receipts. Common Shares and/or other securities of the Company issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration. Prior to exercise, holders of Subscription Receipts will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Subscription Receipts.
Under the subscription receipt agreement, an original purchaser of Subscription Receipts may have a contractual right of rescission following the issuance of Common Shares and/or other securities of the Company issued or delivered to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender or deemed surrender of the Subscription Receipts, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.
Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Convertible Securities (see “Units”).

Warrants
The following sets forth certain general terms and provisions of the Warrants. The specific terms of a series of Warrants as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to a given series of Warrants.
Each series of Warrants will be issued under a separate warrant indenture in each case between the Company and a warrant agent determined by the Company. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of the Company purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) certain material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including transferability and adjustment terms and whether the Warrants will be listed on a stock exchange. Prior to exercise, holders of Warrants will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Warrants.
The Company will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.
Warrants may be offered separately or together with Common Shares, Debt Securities, Convertible Securities or Subscription Receipts (see “Units”).
Convertible Securities
The following sets forth certain general terms and provisions of the Convertible Securities. The specific terms of any Convertible Securities as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to Convertible Securities as described in this section.
The Convertible Securities will be convertible or exchangeable into Common Shares and/or other securities of the Company, and may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Convertible Securities being offered thereby, which may include disclosure regarding: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; (viii) whether the Convertible Securities will be listed on any securities exchange; (ix) whether the Convertible Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) certain material Canadian tax consequences of owning the Convertible Securities; and (xi) any other material terms and conditions of the Convertible Securities.
Convertible Securities may be offered separately or together with Common Shares, Debt Securities, Warrants and/or Subscription Receipts (see “Units”).

Units
Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.
The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.
CERTAIN INCOME TAX CONSIDERATIONS
Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities offered thereunder, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors prior to deciding to purchase any Securities.
PRIOR SALES
Prior sales of the Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading prices and volume of the Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.
EARNINGS COVERAGE RATIOS
If the Company offers Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.
PROMOTER
Matevž Mazij is a promoter of the Company and beneficially owns, controls, or directs, directly or indirectly, 4,900,000 Common Shares, representing 24.7% of the issued and outstanding Common Shares (on a non-diluted basis), prior to giving effect to any offering under this Prospectus. The Company and Matevž Mazij will enter into a customary indemnification agreement pursuant to which the Company has agreed to provide certain indemnities in favour of Matevž Mazij.
RISK FACTORS
An investment in the Securities is highly speculative and involves significant risks. Any prospective investor should carefully consider the risk factors and all of the other information contained in this Prospectus

(including, without limitation, the AIF and the documents incorporated by reference and subsequently incorporated by reference herein) those described in the Prospectus Supplement relating to a specific offering of Securities.
The risks described herein, in any applicable Prospectus Supplement, and in the documents incorporated by reference in this Prospectus are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also potentially materially and adversely affect its business.
Prospective purchasers of Securities should carefully consider the risk factors described in this Prospectus, those described in documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. An investment in the Securities is subject to various risks, including without limitation those risks inherent to the industry in which the Company operates. If any of the events contemplated by these risk factors occurs, the Company’s business, revenues, financial condition or prospects could be materially harmed, which could adversely affect the value of the Securities. In addition to the below, discussions of certain risks affecting the Company in connection with its business are provided in its disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus, including in the AIF and those described in the Company’s MD&A. See “Documents Incorporated by Reference”.
The risks discussed below also include forward-looking statements and actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Additional risks not presently known to us or that the Company currently considers immaterial may also materially and adversely affect the Company. If any of the events identified in these risks and uncertainties were to actually occur, the Company’s business, financial condition, results of operations or prospects could be materially harmed.
There may be no market for the Company’s Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units.
There is no current market for any Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units that may be offered. No assurance can be given that an active or liquid trading market for these Securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices may depend on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Common Shares, general economic conditions, and the Company’s financial condition, historic financial performance and future prospects.
The Company may use the proceeds from the sale of Securities for purposes other than those set out in this Prospectus and any Prospectus Supplement.
Unless otherwise stated in any Prospectus Supplement, the Company currently intends to allocate the net proceeds received from any sale of Securities as described under the heading “Use of Proceeds” in this Prospectus. However, management will have discretion in the actual application of the proceeds, and may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” in this Prospectus and any Prospectus Supplement, as applicable, if it believes that it would be in the Company’s best interests to do so if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.
The Company may require substantial additional equity or debt financing in order to carry out its business objectives and failure to obtain sufficient financing could have a material adverse effect on its business, financial condition, results of operations and prospects.
The Company may require substantial additional equity or debt financing in order to carry out its business objectives, including the continued development of new and upgraded functionality of its products and services. There can be no assurance that debt or equity financing or cash generated by operations would be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it would be on terms acceptable to the Company. Failure to obtain sufficient financing may result in the delay or indefinite postponement of development or production on any or all of its products and services which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. In addition, any future financing may also be dilutive to the Company’s existing shareholders.
The Company may fail to complete potential future strategic acquisitions. Potential future acquisitions could be difficult to integrate, divert the attention of key personnel, disrupt the Company’s business, dilute shareholder value and impair the Company’s financial results.
As part of its business strategy, the Company intends to consider acquisitions of companies, technologies and products that it believes could accelerate growth and its ability to compete in core markets and new jurisdictions. However, as a result of intense competition in the online gaming industry, the Company may not be able to acquire the targets which it needs to meet its growth or other strategic objectives. Acquisitions also involve numerous inherent risks, any of which could harm the Company’s business, including: (i) difficulties in integrating the technologies, products, operations, existing contracts and personnel of a target company and realizing the anticipated benefits of the combined businesses; (ii) difficulties in supporting and transitioning customers, if any, of a target company; (iii) diversion of financial and management resources from existing operations; (iv) the price paid or other resources that devoted by the Company may exceed the value realized, or the value that could have been realized if the Company had allocated the purchase price or other resources to another opportunity; (v) risks of entering new markets in which the Company has limited or no experience; (vi) risks, costs and diversion of management attention associated with compliance with applicable gaming laws and regulations and compliance with licensing regimes, including in jurisdictions in which the Company did not previously operate); (vii) potential loss of key employees, customers and strategic alliances from either the Company’s current business or a target company’s business; and the (vii) inability to generate sufficient revenue to offset acquisition costs.
While the Company seeks to conduct appropriate levels of due diligence on acquisition targets, these efforts may not always prove to be sufficient in identifying all risks and liabilities related to the acquisition, including as a result of: limited access to information; time constraints for conducting due diligence; inability to access target company facilities and/or personnel; or other limitations in the due diligence process. Additionally, the Company may identify risks and liabilities that it is not able to sufficiently mitigate through appropriate contractual or other protections. The realization of any such risks could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.
Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm financial results. In addition, if the Company finances acquisitions by issuing equity securities, the Company’s existing shareholders may be diluted. As a result, if the Company fails to properly evaluate acquisitions or investments, it may not achieve the anticipated benefits of any such acquisitions, and it may incur costs in excess of those initially anticipated. The failure to successfully evaluate and execute acquisitions or investments or otherwise adequately address these risks could materially harm the Company’s business and financial results.
If the Company is unable to manage its growth or execute its strategies effectively, the Company’s business and prospects may be materially and adversely affected.
The Company’s business has grown substantially in recent years, and management expects continued growth in its business, revenues and number of employees. The Company plans to further expand its technology platform, increase content offerings and hire more employees. To support growth, the Company also plans to implement a variety of new and upgraded managerial, operating, financial and human resource systems, procedures and controls. All these efforts will require significant managerial, financial and human resources. The Company cannot assure you that it will be able to effectively manage its growth or to implement all these systems, procedures and control measures successfully or that its new business initiatives will be successful. If the Company is not able to manage growth or execute its strategies effectively, the Company’s expansion may not be successful and its business and prospects may be materially and adversely affected.

The Company may not be able to sustain its historical growth rates.
The Company has experienced rapid growth since it acquired Oryx in 2018. However, there is no assurance that the Company will be able to maintain its historical growth rates in future periods. Revenue growth may slow or the Company’s revenues may decline for any number of possible reasons, including increased regulatory scrutiny, increased competition, failure to develop new products to maintain customers, the level of general consumer spending, failure to implement its business plans, emergence of alternative business models, changes in government policies, or changes in general economic conditions.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated February 15, 2021, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
INTEREST OF EXPERTS
MNP LLP is the auditor of the Company and has confirmed that it is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of the Company is MNP LLP, Chartered Professional Accountants. The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc.
PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS
Unless provided otherwise in an applicable Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
In addition, original Canadian purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company (except for Warrants, in circumstances where the Warrants are reasonably regarded by Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company following the issuance of underlying securities to such original purchasers upon the conversion, exchange or exercise of such convertible, exchangeable or exercisable Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, upon surrender of the underlying securities, the amount paid for the applicable convertible, exchangeable or exercisable Securities (and any additional amount paid upon conversion, exchange or exercise) in the event that this Prospectus, the relevant Prospectus Supplement or any amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under

Section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise at law. Purchasers under this Prospectus and the relevant Prospectus Supplement are further advised that in certain provinces and territories, the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable under the statutory right of action for damages that applies in those provinces. Purchasers should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.
At-the-Market Distributions
Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of Securities distributed under an at-the-market distribution under this Prospectus by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of this Prospectus, the applicable Prospectus Supplement, and any amendment relating to any Securities purchased thereunder by such purchaser because this Prospectus, such Prospectus Supplement, and any amendment relating to the Securities purchased thereunder by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.
Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of Securities distributed under an at-the-market distribution under this Prospectus by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if this Prospectus, the applicable Prospectus Supplement, and any amendment relating to Securities purchased thereunder by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of this Prospectus referred to above.
A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form F-10 of which this Prospectus forms a part: the documents listed under “Documents Incorporated by Reference” in this Prospectus and in any Prospectus Supplement; the form of indenture for debt securities; the consent of MNP LLP; and powers of attorney from certain of the Company’s directors and officers. A copy of the form of any applicable underwriting agreement, warrant agreement, subscription receipt agreement or supplement indenture will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Securities Exchange Act of 1934, as amended.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in respect of all costs, charges and expenses reasonably incurred by an individual in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor, to which the individual is made party because of the individual’s association with the registrant or other entity, only with court approval. The aforementioned individuals are entitled to indemnification from the registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The registrant may advance moneys to the individual for the costs, charges and expenses of the proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.
The registrant’s by-laws require it to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, or any other individual permitted by the CBCA, against all costs, charges and expenses, including, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
The registrant’s by-laws authorize it to subscribe for the benefit of its directors, officers or their predecessors as well as other individuals who, at its request, act or have acted in this capacity for another entity, insurance covering the liability they may incur to either act as a either to act as a director or officer of the Corporation or act in the capacity of director or officer for another entity at the request of the registrant. To this effect, the registrant maintains insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.
The registrant has entered into indemnity agreements with our directors and officers (each, an “Indemnified Party”) which provide, among other things, that the registrant will indemnify an Indemnified Party to the fullest extent permitted by law from and against all costs, charges, expenses of whatever nature or kind in respect of to the fullest extent permitted by applicable laws.
In addition, our Board of Directors has authorized us to indemnify and hold harmless our directors and officers in connection with any secondary sales effected by such persons in a public offering undertaken by the registrant, including an offering made pursuant to this Registration Statement.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS
Exhibit No.	Description
4.1	Annual Information Form for the year ended December 31, 2020.
4.2	Audited Consolidated Financial Statements for the years ended December 31, 2020 and 2019, together with the independent auditor’s report thereon.
4.3	Management Discussion and Analysis for the years ended December 31, 2020 and 2019.
4.4	Unaudited condensed consolidated interim financial statements and accompanying notes for the three months ended Mach 31, 2021 and 2020.
4.5	Interim Management’s Discussion and Analysis for the three months ended March 31, 2021 and 2020.
4.6	Management Information Circular in respect of the Annual General and Special Meeting held on April 28, 2021.
4.7	Material Change Report dated January 15, 2021.
4.8	Material Change Report dated January 25, 2021.
4.9	Material Change Report dated April 5, 2021.
4.10	Material Change Report dated April 30, 2021.
4.11	Material Change Report dated May 20, 2021.
4.12	Material Change Report, dated June 10, 2021.
4.13	Unaudited condensed consolidated interim financial statements and accompanying notes for thesix months ended June 30, 2021 and 2020.
4.14	Interim Management’s Discussion and Analysis for the six months ended June 30, 2021 and2020.
5.1	Consent of MNP LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
Bragg Gaming Group Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process.
Concurrently with the filing of this Registration Statement, Bragg Gaming Group Inc. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.
Any change to the name or address of the agent for service of Bragg Gaming Group Inc. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Bragg Gaming Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on August 23, 2021.
BRAGG GAMING GROUP INC.
By:
/s/ Richard Carter

Name: Richard Carter
Title: Chief Execuive Officer
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Richard Carter and Ronen Kannor, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on August 23, 2021:
Signature	Title
/s/ Richard Carter Richard Carter	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Ronen Kannor Ronen Kannor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Paul Godfrey Paul Godfrey	Director (Chairman of the Board of Directors)
/s/ Lara Falzon Lara Falzon	Director
/s/ Holly Gagnon Holly Gagnon	Director
/s/ Rob Godfrey Rob Godfrey	Director

Signature	Title
/s/ Matevž Mazij Matevž Mazij	Director
/s/ Paul Pathak Paul Pathak	Director (Vice-Chairman of the Board of Directors)
/s/ Alexander Spiro Alexander Spiro	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Bragg Gaming Group Inc. in the United States, on August 23, 2021.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title:   Managing Director